Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Rotech Healthcare Inc.

(Exact name of obligor as specified in its charter)

Delaware	03-0408870
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
A-1 Medical Equipment, Inc.	Florida	59-3334401

Abba Medical Equipment, Inc.	Florida	59-3344117

Acadia Home Care	Maine	01-0486177

Allied Medical Supply, Inc.	Arizona	86-0423257

Always Medical Equipment, Inc.	Florida	59-3387512

Andy Boyd’s InHome Medical, Inc., West	West Virginia	55-0749187

Andy Boyd’s InHome Medical/InHome Medical Inc.	West Virginia	55-0744360

Anniston Health & Sickroom Supplies, Inc.	Alabama	63-0719873

Berkeley Medical Equipment, Inc.	Florida	59-3402227

Beta Medical Equipment, Inc.	Florida	59-3334408

Cambria Medical Supply, Inc.	Florida	59-3260476

Camden Medical Supply, Inc.	Florida	59-3203186

Care Medical Supplies, Inc.	Illinois	37-1175959

Centennial Medical Equipment, Inc.	Florida	59-3406826

Charlotte Medical Supply, Inc.	Florida	59-3208925

Collins Rentals, Inc.	Missouri	43-1222037

Community Home Oxygen, Inc.	Montana	81-0490456

Contour Medical Supply, Inc.	Florida	59-3406822

Corley Home Health Care, Inc.	Georgia	58-1729882

CPO 2, Inc.	Pennsylvania	23-2271084

Cynthiana Home Medical Equipment, Inc.	Florida	59-3250409

Daniel Medical Systems, Inc.	Oklahoma	73-0737988

Distinct Home Health Care, Inc.	Florida	59-3143941

Don Paul Respiratory Services, Inc.	Colorado	84-1177602

DuMEd, Inc.	Iowa	42-1336634

Exact name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
East Tennessee Infusion & Respiratory, Inc.	Florida	59-3007561

Encore Home Health Care, Inc.	Florida	59-3221477

Excel Medical of Fort Dodge, Inc.	Iowa	42-1324351

Excel Medical of Marshalltown, Inc.	Iowa	42-1336085

First Community Care of Niagara, Inc.	New York	16-1361366

Firstcare, Inc.	Kansas	48-1104362

Fischer Medical Equipment, Inc.	Idaho	82-0361262

Four Rivers Home Health Care, Inc.	Missouri	43-1336602

G&G Medical, Inc.	Colorado	84-1033419

Gate City Medical Equipment, Inc.	Florida	59-3339037

Georgia Medical Resources, Inc.	Georgia	58-1484343

Gladwin Area Home Care, Inc.	Michigan	38-2870154

Hamilton Medical Equipment Service, Inc.	Iowa	42-1129500

Health Care Services of Mississippi, Incorporated	Florida	59-2893038

Holland Medical Services, Inc.	Florida	59-3180731

Home Care Oxygen Service, Inc.	Minnesota	41-1335036

Home Medical Systems, Inc.	South Carolina	59-3154523

IHS Acquisition XXVII, Inc.	Delaware	52-1748938

Integrated Health Services at Jefferson Hospital, Inc.	Delaware	52-1843408

Intensive Home Care Services, Inc.	Texas	75-2323364

IOTA Medical Equipment, Inc.	Florida	59-3366769

LAMBDA Medical Equipment, Inc.	Florida	59-3374213

LAMS, Inc.	Texas	75-2253169

Lawrence Medical Equipment, Inc.	Kansas	48-1066529

Lovejoy Medical, Inc.	Kentucky	59-3267284

Major Medical Supply, Inc.	Texas	75-1583420

Exact name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Medco Professional Services, Corp.	Colorado	84-1188104

MedCorp International, Inc.	Arizona	86-0601512

Medic-Aire Medical Equipment, Inc.	Florida	59-3334409

Medical Electro-Therapeutics, Inc.	Florida	59-2973806

Medicare Rental Supply, Inc.	West Virginia	55-0574420

Michigan Medical Supply, Inc.	Michigan	38-2401565

National Medical Equipment Centers, Inc.	Florida	59-2874381

Neumann’s Home Medical Equipment, Inc.	Illinois	36-2534719

Nightingale Home Health Care, Inc.	Florida	59-2973784

North Central Washington Respiratory Care Services, Inc.	Washington	91-1364195

Northeast Medical Equipment, Inc.	Florida	59-3345262

Northwest Home Medical, Inc.	Idaho	82-0388664

OMICRON Medical Equipment, Inc.	Florida	59-3374215

Oxygen of Oklahoma, Inc.	Oklahoma	73-1144965

Oxygen Plus Medical Equipment, Inc.	Florida	59-3344115

Oxygen Plus, Inc.	Colorado	84-1143534

Oxygen Therapy Associates, Inc.	Texas	75-2461923

Peterson’s Home Care, Inc.	California	33-0439765

PHI Medical Equipment, Inc.	Florida	59-3366766

Pioneer Medical Services, Inc.	West Virginia	55-0689719

Preferential Home Health Care, Inc.	Florida	59-3155850

Principal Medical Equipment, Inc.	Florida	59-3387513

Professional Breathing Associates, Inc.	Michigan	38-2201020

Professional Respiratory Home Healthcare, Inc.	Florida	59-3344111

PSI Health Care, Inc.	South Dakota	46-0360287

Pulmo-Dose, Inc.	Florida	59-3098866

Exact name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Pulmonary Home Care, Inc.	New Jersey	22-2476666

Quality Home Health Care, Inc.	Florida	59-2954571

R.C.P.S., Inc.	California	33-0429101

RCG Information Services Corporation	Florida	59-3223052

RCI Medical Corp.	New Jersey	22-3214474

Regency Medical Equipment, Inc.	Florida	59-3387515

Resp-A-Care, Inc.	Kentucky	61-0906717

Respiracare Medical Equipment, Inc.	Florida	59-3358640

Respiratory Medical Equipment of Ga., Inc.	Florida	59-3345258

Respitech Home Health Care, Inc.	Wyoming	83-0310603

Responsive Home Health Care, Inc.	Florida	59-3182438

Rhema, Inc.	Texas	75-2622932

Ritt Medical Group, Inc.	Arizona	86-0340564

RN Home Care Medical Equipment Company, Inc.	Florida	59-2932598

Roswell Home Medical, Inc.	Florida	59-3358647

Rotech Employee Benefits Corporation	Florida	59-3098434

Rotech Home Medical Care, Inc.	Florida	59-2919059

Rotech Oxygen and Medical Equipment, Inc.	Florida	59-1450889

Roth Medical, Inc.	Colorado	84-1117477

Rothert’s Hospital Equipment, Inc.	Kentucky	59-3270420

Sampson Convalescent Medical Supply, Inc.	North Carolina	56-1660509

Select Home Health Care, Inc.	Florida	59-3223150

SIGMA Medical Equipment, Inc.	Florida	59-3367143

Southeastern Home Health, Inc.	Florida	59-3358645

Sun Medical Supply, Inc.	North Carolina	56-1574796

Sunshine Home Health Care, Inc.	Florida	59-3221497

Exact name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
The Kilroy Company	North Carolina	56-1453738

Theta Home Health Care, Inc.	Florida	59-3279824

Tupelo Home Health, Inc.	Florida	59-2957024

Valley Medical Equipment, Inc.	Utah	87-0547456

Value Care, Inc.	Florida	59-3250410

VitalCare Health Services, Inc.	Florida	59-3143938

VitalCare of Pennsylvania, Inc.	Pennsylvania	23-2505962

VitalCare of Texas, Inc.	Texas	76-0245707

White’s Medical Rentals, Inc.	South Carolina	57-0770401

Wichita Medical Care, Inc.	Kansas	48-1156368

Zeta Home Health Care, Inc.	Florida	59-3250414

2600 Technology Drive Suite 300 Orlando, Florida	32804
(Address of principal executive offices)	(Zip code)

10.5% Senior Second Lien Notes due 2018

Guarantees of 10.5% Senior Second Lien Notes due 2018

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 13th day of May, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ CHRISTIE LEPPERT
Name:	CHRISTIE LEPPERT
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,000
Interest-bearing balances	151
Securities:
Held-to-maturity securities	7
Available-for-sale securities	754,025
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	70,300
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	9,168
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	216,233
Other assets	159,872

Total assets	$2,068,070

1

LIABILITIES
Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	235,783
Total liabilities	504,974
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	438,997
Accumulated other comprehensive income	1,579
Other equity capital components	0
Not available
Total bank equity capital	1,563,096
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,563,096

Total liabilities and equity capital	2,068,070

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz        )        Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President          )

Frank P. Sulzberger, MD         )        Directors (Trustees)

William D. Lindelof, MD         )

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